SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant    ☐

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential,for Use of the Commission Only
(as	permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

APPLIED MATERIALS, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Notes:

APPLIED MATERIALS

James C. Morgan
CHAIRMAN
CHIEF EXECUTIVE OFFICER

February 15, 2002

Dear Applied Materials Stockholder:

We are pleased to offer you the opportunity to receive future Annual Reports and Proxy Statements electronically over the Internet. By choosing electronic access to our Annual Reports and Proxy Statements, you are not only improving the efficiency of delivery of these materials, you are also helping Applied Materials reduce printing and postage costs associated with their distribution.

Delivery of proxy materials over the Internet is available to both beneficial and registered stockholders. Registered stockholders maintain shares under their own name in certificate form. Beneficial stockholders have shares deposited with a bank or brokerage firm.

In order to enroll in the online delivery program, please visit our website at www.appliedmaterials.com, click on Investors, then click on Electronic Enrollment and follow the instructions. If you have accounts with multiple brokerage firms, you will need to complete the enrollment process for each brokerage account. After completing your enrollment, you will receive an email confirming your election to receive these materials electronically. Please note that you must have an active email account and Internet access to participate in the program. Your enrollment in the online delivery program will remain in effect as long as your account remains active or until you cancel it.

By taking advantage of these services, your election will apply not only to Applied Materials stock held in your bank or brokerage account, but also to the securities of any other companies in your account that offer the delivery of proxy materials over the Internet.

We are pleased to offer these services to our stockholders and encourage you to participate.

Sincerely,

James C. Morgan

3050 Bowers Avenue	Mailing Address:
Santa Clara, California 95054	Applied Materials, Inc.
Phone: (408) 727-5555	P.O. Box 58039
FAX: (408) 496-6421	Santa Clara, California 95052
Telex: 34-6332

To: All Employees
From: Jim Morgan
Subject: 2002 Proxy Materials
Date: February 15, 2002

I am pleased to advise you that in connection with our March 21, 2002 Annual Meeting, the Company’s 2001 Annual Report, Form 10-K for fiscal 2001 and 2002 Proxy Statement are now available to you electronically. You may view and/or print these documents by clicking on the link below or by visiting the Company’s Web site at the following address: http://www.appliedmaterials.com/financial/annual_proxy.html

If you are an Applied Materials stockholder, you will receive instructions by e-mail next week on how to vote for each account in which you hold shares, provided you own shares (1) through the Applied Materials Employee Savings and Retirement Plan (the
“401(k) plan”); (2) through the Applied Materials Employees’ Stock Purchase Plan with E*Trade, First Bank and Trust, Salomon Smith Barney or Paine Webber; or (3) as a registered holder. Please note that if you vote over the Internet, there may be nominal costs associated with electronic access, such as usage charges from telephone companies and Internet access providers.

I urge you to read carefully the Company’s 2002 Proxy Statement. It contains important information concerning the proposals to elect eleven directors and to approve the amended and restated Senior Executive Bonus Plan, as well as information you may find useful in determining how to vote.

If you prefer to receive hard copies of the Company’s 2001 Annual Report, Form 10-K for fiscal 2001 or 2002 Proxy Statement, please contact Daria Boyd in Investor Relations in Santa Clara at ext. 31487.

Applied Materials 2001 Annual Report,
2001 Form 10-K and 2002 Proxy Statement

2001 Annual Report

Click here for the HTML version.
Click here for the PDF version.

2001 Form 10-K (including consolidated financial statements)

Click here for the HTML version.
Click here for the PDF version.

2002 Proxy Statement

Click here for the HTML version.
Click here for the PDF version.

Download Adobe Acrobat Reader Software free of
charge from the Adobe Web site. Complete and
detailed instructions are provided there.

Request a hard copy
If you have difficulty in printing or would otherwise
like a copy of the printed version of the 2001 Annual
Report, 2001 Form 10-K or 2002 Proxy Statement,
you may order it online or call our Investor Relations department at
1-800-882-0373.

Methods of Voting
Applied Materials stockholders may vote via the Internet or
by telephone through services provided by ADP Investor
Communication Services. Votes submitted on the Internet or
by telephone must be received by 11:59 p.m., Eastern Standard time, on March 20, 2002. Submitting your proxy on the Internet
or by telephone will not affect your right to vote in
person if you decide to attend the meeting.

Voting on the Internet

You may vote your shares on the Internet at
www.proxyvote.com.
Note: If you decide to vote your shares on the Internet,
you should be aware that there may be nominal costs
associated with electronic access, such as usage charges
from telephone companies and Internet access providers.

Voting by Telephone

You may vote your shares by telephone by following
the instructions provided by e-mail or on each proxy
card sent by mail.